Exhibit 10.1

AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT (the “Amendment”) is made and entered into as of March 28, 2007 by and between Advanstar, Inc., a Delaware corporation (the “Company”) and Joseph Loggia (“Executive”).

WHEREAS, on April 1, 2005, the Company and Executive entered into an Amended and Restated Employment Agreement (the “Employment Agreement”); and

WHEREAS, the Company and Executive mutually agree to amend the Employment Agreement, as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Employment Agreement as follows:

1.             Section 6(a) is amended by replacing the reference to “$2.0 million” with “No bonus” and replacing both references to “$4.0 million” with “1.0 million”.

2.             This Amendment shall be null and void and of no force and effect if  (a) the Agreement and Plan of Merger (“Merger Agreement”), dated as of the date hereof, among Advanstar Holdings Corp, a Delaware corporation and sole owner of AI (“AHC”), the Company, VSS-AHC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and DLJ Merchant Banking III, Inc., is not executed by all parties, or (b) the Merger contemplated by the Merger Agreement is not consummated on or before the 120th day after the date of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment the date and year first above written.

ADVANSTAR, INC.

By:	/s/ ERIC LISMAN
Name:
Title:

/s/ JOSEPH LOGGIA
Joseph Loggia